UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1989-1, LTD.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
[ ]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies: UNITS OF LIMITED PARTNERSHIP INTERESTS
      -------------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:
      -------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      -------------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:
      -------------------------------------------------------------------------
      5) Total fee paid:
        -----------------------------------------------------------------------

[X]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                                March 1, 2000



Dear Limited Partner:

      As your Managing General Partner, Swift Energy Company believes that it is time to liquidate and dissolve your partnership, SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1989-1, LTD. Enclosed is a proxy statement and related information concerning a proposal to sell all of your partnership's oil and gas assets and dissolve the partnership. Limited partners holding at least 51% of the outstanding units must approve this proposal before we can proceed with the sale and dissolution. It is important that you review the enclosed materials before voting on the proposal, which you may vote "FOR" or "AGAINST."

      We recommend that you vote "FOR" the proposed sale and dissolution for a number of reasons. The partnership's remaining cash flow and assets do not justify continued operations. No capital is available for enhancement or development activities on the properties in which the partnership owns interests. To continue operation of the partnership means that direct and administrative expenses, as well as the cost of operating the properties in which the partnership owns an interest, will continue while revenues decrease. This probably would decrease funds ultimately available to you and other limited partners in your partnership. Approving the sale of the partnership's property interests at this time will accelerate your receipt of the remaining cash value of the partnership's property interests, while avoiding the risk of continued and extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks. We believe that recent short-term recovery in natural gas and oil prices makes this an appropriate time to sell the partnership's property interests, based upon this price recovery increasing the potential value of these assets. See, "The Proposal--Reasons for the Proposal" and "The Proposal--Recommendation of the Managing General Partner."

      Also included in this package is the most recent financial and other information prepared regarding your partnership. If the proposal is approved by the limited partners in the partnership, you will receive a cash distribution upon liquidation of the partnership. If you need any additional material or have questions regarding this proposal, please feel free to call us at (800) 777-2750.

      We urge you to vote immediately because your vote is important in reaching a quorum and is necessary to have an effective vote on this proposal. You may vote by toll-free telephone or by mailing a traditional proxy card in the enclosed postage-paid envelope addressed to us. Thank you very much.


                                         SWIFT ENERGY COMPANY,
                                         Managing General Partner

                                         /s/ A. Earl Swift
                                         ------------------------------
                                         A. Earl Swift
                                         Chairman

          Swift Energy Managed Pension Assets Partnership 1989-1, Ltd.
                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700


                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                            To be held April 25, 2000


         Notice is hereby given that a special meeting of limited partners of Swift Energy Managed Pension Assets Partnership 1989-1, Ltd. will be held at 16825 Northchase Drive, Suite 400, Houston, Texas, on April 25, 2000 at 4:00 p.m. Central Time for the following purposes:


      1. To consider and vote upon the adoption of a proposal for the sale of substantially all of the assets of the partnership and the winding up and dissolution of the partnership. The asset sale and the dissolution comprise a single proposal, and a vote in favor of the proposal will constitute a vote in favor of each of these matters;

      2. To grant authority to extend the solicitation period in the event the meeting is postponed; and

      3. To transact such other business as may be properly presented at the special meeting or any adjournments or postponements thereof.


          Only limited partners of record as of the close of business on March 1, 2000 will be entitled to notice of and to vote at the special meeting, or any postponement or adjournment thereof.


         If you do not expect to be present in person at the special meeting or prefer to vote in advance, you may vote your interest by toll-free telephone. Please see the accompanying instruction page for more details on voting by telephone. You may also vote your interest by completing, signing and returning the enclosed proxy in the enclosed postage-paid envelope which has been provided for your convenience. Early voting or the prompt return of the proxy will ensure a quorum and save the partnership the expense of further solicitation.


                                        SWIFT ENERGY COMPANY
                                        Managing General Partner

                                        /s/ John R. Alden
                                        -----------------------------------
                                        JOHN R. ALDEN
                                        Secretary


March 1, 2000

Proxy Statement
March 1, 2000





          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1989-1, LTD.


              Swift Energy Company, "Swift," in its capacity as Managing General Partner of Swift Energy Managed Pension Assets Partnership 1989-1, Ltd., a Texas limited partnership, is calling a special meeting of limited partners in the partnership to vote on a proposal to sell all of the partnership's oil and gas assets and dissolve the partnership.


              SWIFT RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL. The special meeting will be held on April 25, 2000 in Houston, Texas. Whether or not you plan to attend the meeting, please vote by following the instructions under "Voting on the Proposal" and on the enclosed pink voting instruction sheet.


               The proposal is subject to numerous risk factors, including those highlighted below:

         o The methods and timing of sale may not result in the highest possible price for the partnership's oil and gas assets.

         o The terms of the proposal may not be fair because they were not negotiated by an independent representative on behalf of the limited partners.

         o Limited partners may forego profit from future increases in oil and gas prices or other events that might be realized by the purchaser of these oil and gas assets, which may include Swift if the other methods of sale fail.

         o Substantial conflicts of interest exist if the proposal is approved, the other methods of sale fail and Swift elects to purchase some or all of the partnership's oil and gas assets from the partnership.

         o        Limited partners will have no appraisal or dissenters' rights.

         o No fairness opinion is being provided for any sale of assets to Swift.

SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A MORE COMPLETE DISCUSSION OF RISK FACTORS THAT SHOULD BE CONSIDERED BY LIMITED PARTNERS IN DETERMINING HOW TO VOTE ON THE PROPOSAL.


                    This proxy statement was first mailed to
                      limited partners on March 6, 2000.

                                TABLE OF CONTENTS
SUMMARY  ................................................................................................1
         Proposal to Sell the Partnership's Oil and Gas Assets...........................................1
                  Methods of Sale........................................................................1
                  Liquidation of the Partnership if the Proposal is Approved.............................1
                  Purpose and Effect of the Proposal.....................................................2
                  Reasons for the Proposal...............................................................3
                  Consideration of Alternative Transactions..............................................3
                  Federal Income Tax Consequences........................................................3
         Managing General Partner's Recommendation.......................................................4
         Partnership Principal Assets....................................................................4
         Special Factors Related to Possible Purchase of Properties by Swift.............................4
                  Appraiser to Set Fair Market Value.....................................................4
                  Purpose and Effect of Possible Property Purchase by Swift..............................5
                  Reasons for Possible Sale of Property Interests to Swift...............................5
                  Conflicts of Interest..................................................................5
                  Fairness of any Possible Purchase of Property Interests by Swift.......................5
                  Benefits to Swift......................................................................6

SPECIAL FACTORS RELATED TO POSSIBLE PURCHASE
          OF PROPERTIES BY SWIFT.........................................................................7
         Reasons for Inability to Sell Assets to Third Parties...........................................7
         Purchase Price Based on Appraisal...............................................................7
         Methodology of Determining Fair Market Value....................................................8
         Findings and Recommendations of the Appraiser...................................................9
         Qualifications of Appraisers....................................................................9
         Prior Relationships between the Appraisers, the Partnerships and Swift.........................10
         Purpose and Effect of Possible Property Purchase by Swift......................................10
         Reasons for Possible Sale of Property Interest to Swift........................................10
         Conflicts of Interest..........................................................................11
         Fairness of any Possible Purchase of Property Interests by Swift...............................11
         Benefits to Swift..............................................................................12

RISK FACTORS............................................................................................13
         You might receive less money if the proposal is approved.......................................13
         The sales prices for the partnership's oil and gas assets may be too low.......................13
         You will have no opportunity to approve the specific terms of sales............................13
         You may not realize full value for non-producing reserves......................................13
         If the partnership's companion partnership does not approve its proposal, the partnership may not be able to sell its property interests........................14
         The amount of the liquidating distributions is uncertain.......................................14
         You will have no appraisal or dissenter's rights...............................................14
         Conflicts of interest may harm you.............................................................14
         No fairness opinion will be acquired...........................................................14
         No independent representative will be retained for limited partners............................14

THE PROPOSAL............................................................................................16
         General  ......................................................................................16
         The Meeting....................................................................................16
         Proposal to Sell the Partnership's Oil and Gas Assets..........................................16
         Timing of Asset Sales if the Proposal is Approved..............................................18
         Simultaneous Proposals.........................................................................18
         Consequences of the Partnership not Approving the Proposal.....................................18
         Purpose and Effect of the Proposal.............................................................19
         Reasons for the Proposal.......................................................................20
                  Declining Reserves and Production Lead to Lower Revenues and
                           Cash Flow....................................................................20
                  Decreasing Cash Flow While Expenses Continue; Greater Exposure
                           to Price Volatility..........................................................20
                  Declining Cash Distributions..........................................................20
                  Non-Producing Reserves................................................................21
                  Absence of Additional Capital for Development.........................................21
         Comparison of Limited Partners' Estimated Cash Distributions from
                  Proposed Property Sales Versus Continuing Operations..................................21
         Consideration of Alternative Transactions......................................................23
         Lack of Independent Representation.............................................................24
         Steps to Implement the Proposal................................................................24
         Estimated Selling Costs........................................................................25
         Recommendation of the Managing General Partner.................................................25

VOTING ON THE PROPOSAL..................................................................................27
         Vote Required; Principal Holders...............................................................27
         Proxies; Revocation............................................................................27
         Solicitation...................................................................................27
                  No Appraisal or Dissenters' Rights Provided...........................................28

THE PARTNERSHIP.........................................................................................29
         General  ......................................................................................29
         Manner of Acquiring Non-Operating Interests in Properties......................................29
         Principal Assets...............................................................................29
         Partnership Business And Financial Condition...................................................31
                  Amounts Invested and Cash Distributions...............................................31
                  Effect of Prices......................................................................31
         Recent Property Sales..........................................................................35
         Cash Distributions.............................................................................35
         Transactions Between Swift and the Partnership.................................................35
         Fiduciary Responsibility.......................................................................36
         No Trading Market..............................................................................37
         Limited Partner Lists..........................................................................37
         Books and Records..............................................................................37
         Approvals......................................................................................38
         Legal Proceedings..............................................................................38

FEDERAL INCOME TAX CONSEQUENCES.........................................................................39

         General  ......................................................................................39
         Tax Treatment of Tax Exempt Plans..............................................................39
                  Sale of Property Interests and Liquidation of Partnership.............................39
                  Debt-Financed Property................................................................40
         Tax Treatment of Limited Partners Subject to Federal Income Tax Due
                  to Debt-financing or Who are Not Tax Exempt Plans.....................................41
         Taxable Gain or Loss Upon Sale of Properties...................................................41
         Liquidation of the Partnership.................................................................42
         Capital Gains Tax..............................................................................42
         Passive Loss Limitations.......................................................................42

FORWARD-LOOKING STATEMENTS..............................................................................43

OTHER MATTERS...........................................................................................44
         Accountants....................................................................................44
         Incorporation by Reference.....................................................................44

GLOSSARY OF TERMS.......................................................................................44

OTHER BUSINESS..........................................................................................46

FORM OF PROXY...........................................................................................47


                               DOCUMENTS INCLUDED

Included with this proxy statement are the following documents:

o The partnership's Annual Report on Form 10-K for the year ended December 31, 1998.

o The partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

o A reserve report dated February 4, 1999, prepared as of December 31, 1998, and audited by H. J. Gruy & Associates, Inc., independent petroleum engineers, on the limited partners' portion of the partnership's oil and gas reserves.

                                     SUMMARY

         This summary highlights selected information from this proxy statement, but may not contain all of the information that is important to you. This proxy statement includes specific terms of the proposal, information about the partnership and its financial status. We encourage you to read this proxy statement, including the "Risk Factors" section, the attachments and the documents incorporated by reference before making a decision on how to vote on the proposal.

PROPOSAL TO SELL THE PARTNERSHIP'S OIL AND GAS ASSETS

         Methods of Sale

         Swift is submitting this proxy statement to you to ask your approval of a proposal to sell all of the partnership's oil and gas assets. Currently there are no buyers for the partnership's oil and gas assets and the prices at which these assets may be sold have not yet been determined. Swift anticipates these property interests will be sold in multiple transactions, in one of three ways:

         o PUBLIC AUCTION--The most likely method of sale will be through auctions conducted by The Oil & Gas Asset Clearinghouse or a similar auction company. Swift may set a minimum bid price for the sale of larger property interests and the highest bid over the minimum bid price from an unaffiliated third party, if any, will be accepted. Swift will not bid on property interests offered at these public auctions.

         o NEGOTIATED SALES--Some of the property interests may be sold by Swift directly contacting one or more oil and gas companies and negotiating sales prices and terms with them. Often the operator of a property or another owner of an interest in a field is the most likely purchaser. The price at which a property interest is offered or sold through negotiations may be higher or lower than any minimum bid set in an earlier unsuccessful auction attempt.

         o IF OTHER METHODS OF SALE FAIL, APPRAISAL AND POSSIBLE SALE TO SWIFT--If Swift is unable to sell one or more property interests to third parties through public auctions or by direct negotiation, then Swift may purchase those property interests. If Swift purchases any property interests, the purchase price will be the higher of the appraised value or the minimum bid price set at the most recent auction.

         Liquidation of the Partnership if the Proposal is Approved

         The partnership owns non-operating property interests, typically a net profits interest, in producing oil and gas properties in which its companion partnership owns the working interest. The companion partnership is another partnership managed by Swift and formed at the same time. For a more detailed discussion of the relationship between these two partnerships, see "The Partnership--General" and "--Manner of Acquiring Non-Operating Interests in Properties." The partnership and its companion partnership are voting separately on similar proposals to each sell all of their oil and gas assets and dissolve. If the partnership and its companion partnership each approve their proposal, both partnerships will sell all of their assets, wind up their businesses and dissolve. The partnerships will receive cash for their oil and gas assets. Limited partners will receive liquidating cash distributions in amounts relative to their respective percentage ownership interests in the partnership. If the proposal of the companion partnership is rejected by its limited partners, both partnerships will probably continue to operate, even if your partnership approves the proposal. See, "The Proposal--Purpose and Effect of the Proposal" and "--Simultaneous Proposals."

         Purpose and Effect of the Proposal

         The purpose of the proposal is to provide for the sale of the partnership's oil and gas assets because Swift as Managing General Partner believes that it is time that the business of the partnership be concluded. The proposed methods of sale are intended to maximize the prices received upon sale of the partnership's oil and gas assets. By selling its property interests and dissolving, the partnership will avoid future expenses and costs and exposure to the extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks.

         The sales proceeds will be used to make final liquidating distributions to the partners in the partnership and the partnership will be dissolved. This liquidating distribution will result in the acceleration of the cash distribution to limited partners of the remaining value of the partnership's property interests. Limited partners in the partnership have already received a full return of their initial investment. As of September 30, 1999, limited partners had received aggregate distributions of $108.95 per $100 unit. See, "The Proposal--General" for definition of "Unit."

         Based on December 31, 1998 reserves estimates, assuming prices remain constant at year-end levels of $10.25 per barrel of oil and $2.00 per MMBtu of gas, Swift estimates that limited partners' liquidating distributions will range from $11.18 to $16.41 per $100 unit. Using these same reserve estimates, if the partnership continues operations over a projected 50 years until depletion of its reserves, Swift estimates that the present value of all future cash distributions to limited partners, discounted at 10% per annum, would be $15.55 per $100 unit.

         On the other hand, based on December 31, 1998 reserves estimates rolled forward to September 30, 1999 by adjusting for production and property sales during the first nine months of 1999 and using September 30, 1999 constant prices of $22.00 per barrel of oil and $2.60 per MMBtu of gas, rather than year-end 1998 prices, Swift estimates that limited partners' liquidating distributions will range from $19.35 to $26.05 per $100 unit. Using these same assumptions, if the partnership continues operations until depletion of its reserves, Swift estimates the present value of all future cash distributions to limited partners, discounted at 10% per annum, would be $24.95 per $100 unit. See, "The Proposal--Comparison of Limited Partners' Estimated Cash Distributions from Proposed Property Sales versus Continuing Operations" for discussion of how these numbers were determined.

         Reasons for the Proposal

         Swift believes that the continuation of the partnership's operations is no longer justified and that it is in the best interest of limited partners to liquidate and dissolve the partnership at this time because:

         o the inherent decline over time in oil and gas produced from the partnership's property interests leads to decreasing levels of revenues and cash flow;

         o this decline in production is compounded by the absence of additional capital for the partnership's companion partnership to further develop the partnership's property interests;

         o        both  of  the  above  factors  have  led  to  declining   cash
                  distributions to limited partners;

         o due to the small amount of remaining reserves, oil and gas price increases are not likely to materially change limited partners' overall return on investment, although Swift believes that recent price increases make this an opportune time to sell properties; and

         o while revenues and distributions decrease, costs continue, including taxes, oil field overhead and operating costs, and direct expenses such as audits, reserve reports and tax returns.

         Consideration of Alternative Transactions

         Swift gave consideration to a number of different alternatives before submitting the proposal to you for approval, including:

         o        the continued operation of the properties for a longer period;
                  and

         o a proposed sale to Swift during 1998 of the partnership's assets, along with the oil and gas assets of 62 other partnerships also managed by Swift.

See, "The Proposal--Consideration of Alternative Transactions" for the reasons these alternatives were not pursued.

         Federal Income Tax Consequences

         Limited partners that are tax exempt plans that are not subject to acquisition indebtedness on their partnership investment generally are not subject to federal income tax on their share of partnership income or loss. For a more complete discussion of the federal income tax consequences of a sale of properties and partnership dissolution, see "Federal Income Tax Consequences."

MANAGING GENERAL PARTNER'S RECOMMENDATION

         Swift, in its capacity as Managing General Partner of the partnership, recommends that limited partners of the partnership vote "FOR" the proposal. Swift believes the terms of the proposal, even if Swift should purchase some of the partnership's property interests, are fair to limited partners. See, "Special Factors Related To Possible Purchase of Properties by Swift--Fairness of any Possible Purchase of Property Interests by Swift" below. This recommendation should be evaluated in light of the significant conflicts of interest which exist by virtue of the Managing General Partner's fiduciary obligations to the limited partners in the partnership, and the possibility that Swift may purchase some of the partnership's oil and gas assets if the other methods of sale fail.

PARTNERSHIP PRINCIPAL ASSETS


          The partnership's most significant property interest is in the following field:


         o AWP Olmos Field in McMullen County, Texas, which is principally a gas field operated by Swift, representing approximately 66% of the value of the partnership's year-end 1998 proved reserves, as adjusted for reserves attributable to property interests sold since that date.

SPECIAL FACTORS RELATED TO POSSIBLE PURCHASE OF PROPERTIES BY SWIFT

         In the event Swift is unable to sell some or all of the partnership's property interests through auctions or private negotiated sales, Swift may purchase those property interests.

         Appraiser to Set Fair Market Value

         Under the limited partnership agreement, any property interest Swift purchases from the partnership must be purchased at its fair market value, as determined by an independent third party appraiser. J. R. Butler & Company or H.
J. Gruy & Associates, Inc., or a similar independent appraiser, will perform these appraisals as of a date within 90 days before any sale to Swift. However, if these property interests have been offered at auction within the prior six months with a minimum bid price , and the minimum bid price at the most recent auction is higher than the appraisal, then if Swift purchases these property interests, Swift will do so for the higher minimum bid amount. The sections of this proxy statement appearing below under "Special Factors Related to Possible Purchase of Properties by Swift" beginning on page 7 contain detailed information on the following topics:

         o "--Methodology of Determining Fair Market Value" discusses the selection of appraisers, the procedures the appraisers will follow and the fact that the appraisers will determine the purchase price independent of any instructions or limitations from Swift;

         o "--Qualifications of Appraisers" presents information on the background and experience of H.J. Gruy and J.R. Butler; and

         o "--Prior Relationships between the Appraisers, the Partnerships and Swift" provides details regarding prior work performed by each of H.J. Gruy and J.R. Butler for the partnership, Swift and other partnerships managed by Swift, and the fees paid for that work.

         Purpose and Effect of Possible Property Purchase by Swift

         Any sale of a property interest to Swift will have the same purpose and effect as the sale of the partnership's oil and gas assets to third parties. See, "The Proposal--Purpose and Effect of the Proposal." The failure to sell partnership properties to third parties at auction or in a negotiated sale may leave purchase by Swift as the only method to enable the partnership to realize the full value of its property interests and to wind up its affairs. A sale to Swift rather than to a third party will not affect the federal income tax consequences to either the partnership or limited partners. See, "Federal Income Tax Consequences--Taxable Gain or Loss Upon Sale of Properties."

         Reasons for Possible Sale of Property Interests to Swift

         Swift may be in a position to purchase properties for prices third parties are unwilling to pay, principally because of Swift's intimate familiarity with the partnership's properties through Swift's management of those properties on behalf of the partnership for many years. Because of this familiarity, Swift is also able to evaluate the risks of a property purchase in a way not available to an informed third party otherwise unfamiliar with the property, which lack of familiarity may lead the third party to discount its purchase price to a greater degree.

         Conflicts of Interest

         If the other methods of sale fail and Swift elects to buy any property interests from the partnership, substantial conflicts of interest exist because of Swift's position as Managing General Partner of the partnership while also being a potential purchaser of some or all of the partnership's property interests. See, "Special Factors Related to Possible Purchase of Properties by Swift--Conflicts of Interest."

         Fairness of any Possible Purchase of Property Interests by Swift

         Swift believes on its own behalf and on behalf of the partnership that the proposed method of any sale of partnership property interests to Swift, if they are not sold to third parties, is fair to limited partners for the reasons set out under "Special Factors Related to Possible Purchase of Properties by Swift--Fairness of any Possible Purchase of Property Interests by Swift," including:

         o The sale of property interests to Swift may take place only if Swift is unable to sell the property interests to unaffiliated third parties; and


         o The property interests may be sold to Swift only for the higher of an independent petroleum engineer's appraised value or any minimum bid price set on the property interests at the most recent auction.

         Although the proposal to sell the partnership's assets must be approved by limited partners holding at least 51% of the outstanding units, without Swift voting any units it owns, no unaffiliated representative was appointed by Swift's independent directors to determine the fair market value for any such sale to Swift or to set the procedures by which that fair market value will be determined.

         Benefits to Swift

         Swift will share in the benefits to the limited partners of liquidating the partnership's assets through both its general partner's interest and its ownership of 0.67% of outstanding units that Swift acquired through repurchase from limited partners. Swift will receive the same proportionate value for its interest in the partnership as the limited partners. If Swift purchases any of the property interests, it may profit through a return on capital used to purchase those assets and invest in their development. By purchasing property interests in fields in which Swift acts as operator, Swift may be able to maintain its position as operator on those properties. If so, Swift would continue to receive operating fees as operator of those properties. See, "Special Factors Related to Possible Purchase of Properties by Swift--Benefits to Swift."

                  SPECIAL FACTORS RELATED TO POSSIBLE PURCHASE
                             OF PROPERTIES BY SWIFT

REASONS FOR INABILITY TO SELL ASSETS TO THIRD PARTIES

         If the effort to sell some or all of the partnership's property interests to nonaffiliated third parties through public auction or private negotiations fails, Swift may purchase these property interests. Swift may be unable to sell some of the partnership's property interests to third parties for a variety of reasons including:

    o     lack of demand for small, non-operated interests;

    o difficulty in selling non-operated interests because of lack of control;

    o     failure to receive the minimum bid price at public auction;

    o the unwillingness of the operator, the most likely purchaser, to buy or pay full price for small interests in a well or field in which it has a predominant interest;

    o     litigation or potential litigation;

    o     title problems affecting a property;


    o existing or potential gas balancing deficits, at September 30, 1999, the partnership had no gas balancing deficit;

    o possible environmental clean-ups or the prospect of same, although at this time Swift is not aware of the existence of any such issues affecting properties in which the partnership owns an interest;


    o the highest bidder backing out of or refusing to close a purchase, including unwillingness to agree to a reasonable sales contract.

         Property interests may also be conveyed to Swift or the operator of a property for no consideration if such interests cannot be sold to third parties and it is determined that there is minimal or negative value to such interests. The determination to convey property interests for no consideration will be made by Swift, in its sole discretion, immediately prior to the final liquidation of the partnership. It is anticipated that this will occur only if the partnership's share of the costs of plugging and abandoning a well are expected to exceed its anticipated revenues from the well, based upon the value of its interest in reserves in the ground.

PURCHASE PRICE BASED ON APPRAISAL

         Pursuant to the limited partnership agreement, any property interest Swift purchases from the partnership must be purchased at its fair market value as determined by an independent third party appraiser. J. R. Butler & Company or
H. J. Gruy & Associates, Inc., independent petroleum engineers, or a similarly qualified appraiser, will render these appraisals within 90 days before any sale to Swift. However, if these property interests have been offered at auction within the prior six months with a minimum bid price, and the minimum bid price is higher than the appraisal, then if

Swift purchases these property interests, Swift will do so for the higher minimum bid amount. In comparing appraisal and minimum bid prices, it may be necessary to adjust either the appraised price or minimum bid price to take into account any different effective dates for the two values. Any adjustment will be made by deducting from the earliest effective date the production revenues for the interim period between the two effective dates.

METHODOLOGY OF DETERMINING FAIR MARKET VALUE

         The appraisers were chosen by Swift acting in its capacity as Managing General Partner of the partnership. H.J. Gruy and J.R. Butler are the same appraisers selected during 1998 by the Special Transactions Committee of the Swift board of directors to determine the price at which properties of the partnership and other partnerships might be purchased by Swift in an alternate transaction considered during 1998 but never completed. See, "The Proposal-Consideration of Alternative Transactions."

         The appraisers will analyze data, apply economic factors, review current market conditions and determine the fair market values of any partnership property interests they appraise. Typically, the evaluation of proved producing properties reduces the discounted future net cash flows before federal income tax to a fair market value by applying a discount for the risk associated with the purchase. Finally, any appraised value will be adjusted for individual field risks or risk adjustments of proved developed non-producing reserves and proved undeveloped reserves. For proved developed non-producing and proved undeveloped reserves, the risk adjustments are generally more severe due to the necessity of making a capital investment to produce those reserves and the risks that the operations funded by that investment will not be successful.


          The appraisers will use basic evaluation data provided principally by the Managing General Partner, including ownership data, logs, maps, production data, tests, technical information, estimates of drilling, completion and workover costs and operating costs. The appraisers will prepare their own evaluation of reserves and subsequently review Swift's reserve evaluation to determine the basis for significant differences. It is expected that the appraiser will use pricing based on current economic conditions based on the particular appraiser's experience and knowledge of the marketplace. This experience often includes a canvas of recent sales in the marketplace or a survey of recent active purchasers of properties. Swift does not know with any certainty what pricing or discount factors the appraisers will use in the future, especially given the fact that the date as of which any appraisals will be prepared is uncertain.


         It is customary for Swift to provide information on operating expenses and taxes, which the appraisers then adjust if deemed necessary. Estimates of future net cash flow typically include revenues expected to be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs, and required capital expenditures, when applicable. Future net cash flow is typically determined before the deduction of federal income tax. Lastly, it is expected that the appraisers will prepare value estimates by applying qualitative risk adjustments considered by them to be appropriate for the various reserve categories. These qualitative risk adjustments include factors such as the strength of the marketplace, the aggressiveness of purchasers, competition for property of a particular type and location and rates of return.

         Appraisals of the fair market value of property interests are not exact quantities. Future conditions may affect the recovery of estimated reserves and revenue, and all categories of reserves may be subject to revision and/or reclassification as more recent production and well data become available. Furthermore, any oil or gas reserve estimate or forecast of production and income is a function of engineering and geological interpretation and judgment and such estimates should be viewed with the understanding that additional information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

         Swift will not instruct the appraiser as to reserve quantities, pricing, cost or other economic factors or methods, or the assessment of reserves characteristics, nor will Swift limit the scope of the appraiser's investigation for purposes of preparing any appraisal. Swift will not direct or provide any information to the appraiser as to the amount of consideration to be paid to the partnership for any property interest. The amount to be paid by Swift to purchase any property from the partnership will be the fair market value determined by the appraiser, rather than by Swift, unless a recent auction minimum bid price is higher. The appraiser will not opine on the fairness of the transaction to limited partners, and no separate report or opinion will be provided regarding the fairness to limited partners of the price at which any property interests are sold to Swift.

FINDINGS AND RECOMMENDATIONS OF THE APPRAISER

         The report of the appraiser as to the fair market value of any property proposed to be purchased by Swift will be provided to the partnership within 90 days before any sale to Swift. Copies of this report will be available upon written request and without charge from Ms. Betty Tucker, Investor Relations Department, Swift Energy Company, 16825 Northchase Blvd., Suite 400, Houston, TX 77060, telephone number (281) 874-2750. The report shall also be available for inspection and copying at the same address during regular business hours by any limited partner or limited partner's representative who has been so designated in writing.

QUALIFICATIONS OF APPRAISERS

         H.J. Gruy and Associates, Inc. is a recognized international oil and natural gas consulting firm offering services and expertise in all facets of the petroleum industry. Gruy's history began with its founding in 1950 by the current Chairman, H.J. Gruy. The firm has experience in activities that are particularly pertinent to independent determinations of oil and gas reserves, production forecasts, and economic analyses. The Gruy client base includes public and private oil and gas companies, financial institutions, government agencies, and various professional advisors. Gruy has extensive experience evaluating reserves in all of the areas where the partnership owns property interests. Gruy has completed over 20,000 assignments for more than 500 clients. These assignments have involved work in every producing area of the world.

         J. R. Butler & Company is an established worldwide oil and gas consulting firm organized in 1948 by Mr. J. R. Butler, Sr. and has been headquartered in Houston, Texas since its founding.

Butler has extensive experience in reserves estimation, property evaluation, formation evaluation, petrophysical support for geophysical and exploration geology, drilling operations, production surveillance, unitization and design and supervision of workovers. Over the last 20 years, Butler has performed projects for more than 350 clients, which include law firms, financial institutions, oil and gas operators, research/academic institutions, service companies, individual investors and government bodies, and has been involved with more than 150 major consulting projects involving evaluation of U.S. oil and gas properties. Approximately 60% of Butler's work in 1998 was devoted to property evaluations. Butler administered and analyzed the annual "Evaluation Parameters Survey" for the Society of Petroleum Evaluation Engineers ("SPEE") during the first 15 years of its publication from 1982 to 1996.

PRIOR RELATIONSHIPS BETWEEN THE APPRAISERS, THE PARTNERSHIPS AND SWIFT

         H. J. Gruy has audited the reserve evaluations for the partnership, other partnerships managed by Swift and Swift since their respective inceptions. In 1997, Butler prepared an appraisal of the value of the oil and gas assets of seven partnerships, which was the price for which Swift purchased those assets in 1998. In addition, in 1998 both Butler and Gruy provided appraisals of the fair market values of the property interests owned by 63 limited partnerships managed by Swift. These appraisals of the fair market values of properties owned by the 63 partnerships prepared by Gruy and Butler were ultimately not used, as the proposed transaction was canceled due to market conditions. The amount paid to Gruy over the two years and nine months ended September 30, 1999 by Swift and its affiliates was $126,390. Over the same period, approximately $268,616 has been paid by Swift and its affiliates to Butler. Neither of the appraisers nor any of their personnel have any direct or indirect interest in Swift or the partnership, and the appraisers' compensation will not be contingent upon the results of their appraisals.

PURPOSE AND EFFECT OF POSSIBLE PROPERTY PURCHASE BY SWIFT

         Any sale of a property interest to Swift will have the same purpose and effect as the sale of the partnership's oil and gas assets to third parties. See, "The Proposal--Purpose and Effect of the Proposal." Swift's possible purchase would be necessitated by the inability to sell partnership properties to third parties at auction or in negotiated sales and may leave purchase by Swift as the only method to enable the partnership to realize the full value of its property interests and to wind up its affairs. A sale to Swift rather than to a third party will not affect the federal income tax consequences to either the partnership or limited partners. See, "Federal Income Tax Consequences--Taxable Gain or Loss Upon Sale of Properties."

REASONS FOR POSSIBLE SALE OF PROPERTY INTEREST TO SWIFT

         Swift may be in a position to purchase properties for prices third parties are unwilling to pay principally because of Swift's intimate familiarity with the partnership's properties through its management of those properties on behalf of the partnership for many years. Because of this familiarity, Swift may better understand and be comfortable with the risks of a property purchase in a way not available to an informed third party not otherwise familiar with a property, which lack of familiarity may lead the third party to discount its purchase price to a greater degree.

         In addition to the reasons discussed above for sale of all of the partnership's assets and the partnership's liquidation, the possible sale of property interests to Swift has been structured to comply with the partnership's limited partnership agreement, which requires an appraisal of a property's fair market value by an independent appraiser in any sale of a partnership asset to Swift. As detailed above, procedures have been set out for the appraiser to determine the purchase price for any such purchase by Swift, unless a higher minimum bid price has been set at a recent auction.

CONFLICTS OF INTEREST

         There are substantial conflicts of interest which exist by virtue of Swift acting on behalf of the partnership in its capacity as Managing General Partner, while at the same time being a potential purchaser of some or all of the partnership's property interests. These conflicts of interest include:

         o The terms of any purchase of assets from the partnership have been established solely by Swift.

         o Swift will not retain an unaffiliated representative to act on behalf of the partnership's limited partners for the purposes of negotiating the terms of any sale to Swift.

         o No report concerning the fairness of any of the sales has been or will be prepared.

         o Both of the appraisers Swift intends to use to value the property interests have a prior relationship with Swift.

FAIRNESS OF ANY POSSIBLE PURCHASE OF PROPERTY INTERESTS BY SWIFT

         Swift believes on its own behalf and on behalf of the partnership that the proposed method of sale of some or all of the partnership's property interests to Swift, if they are not sold to third parties, is fair to limited partners for the following reasons, without giving any particular weight to any reason:

         o The sale of any property interests to Swift may take place only if Swift is unable to sell the property interests to unaffiliated third parties.

         o The property interests may be sold to Swift only for the higher of an independent petroleum engineer's appraised value or the most recent minimum bid price set at a public auction prior to any sale to Swift.

         o Swift believes that when an appraiser renders its opinion as to the "fair market value" of the partnership's property interests, inherent within that appraisal will be the appraiser's determination that the "fair market value" is "fair."

         o Any purchase by Swift based upon an appraisal will be consummated within 90 days of the rendering of the appraisal, making the sales price a more accurate reflection of then current values in the marketplace.

         Although the proposal to sell the partnership's assets must be approved by limited partners holding at least 51% of the units outstanding without Swift voting any units it owns, no unaffiliated representative will be appointed by Swift's independent directors to determine the fair market value for any sale to Swift or to set the procedures by which that fair market value will be determined. The approval of the proposal, including the possible purchase of partnership assets by Swift, was unanimously approved by Swift's board of directors. Of the seven directors, five are non-employee directors.

         The independent appraiser's determination of the fair market value of the properties will not remove the substantial conflicts of interest which exist due to Swift acting as both Managing General Partner on behalf of the partnership and as a potential purchaser of the property interests from the partnership. No fairness opinion will be requested or received regarding the ultimate purchase price to be paid by Swift, if any.

BENEFITS TO SWIFT

         Swift will share in the benefits to limited partners through liquidating its interest in the partnership, held both as a general partner and through its ownership of 0.67% of outstanding units that Swift acquired through repurchase from limited partners. Swift will receive the same proportionate value for its interest in the partnership as limited partners receive. Additionally, if Swift purchases any of the property interests, it may profit from future increases in oil and gas prices or through a return on capital used to purchase those oil and gas assets and invest in their development. Swift will be able to use its capital resources to drill wells to develop undeveloped reserves, in addition to the possible benefit of holding the interests for a period of time sufficient to allow completion of wells in different zones in order to produce behind-pipe reserves. For a definition of "behind pipe reserves," see "Glossary of Terms" at the end of this proxy statement. These alternatives are not available because the partnerships with interests in these reserves do not have or cannot use funds to fully develop undeveloped reserves. By purchasing property interests in fields in which Swift acts as operator, Swift may be able to maintain its position as operator on those properties. If so, Swift would continue to receive operating fees as operator of those properties. Swift only operates one of the partnership's principal properties. See, "The Partnership--Transactions between Swift and the Partnership." The benefits to Swift from the purchase of some or all of the partnership's property interests is insignificant in relation to Swift's net book value and net earnings.

                                  RISK FACTORS

         In addition to the other information contained in this proxy statement, the following factors should be considered carefully in evaluating how to vote on the proposal.

YOU MIGHT RECEIVE LESS MONEY IF THE PROPOSAL IS APPROVED.

         Although you might receive the value of your interest in the partnership sooner and in one lump sum payment if the partnership's assets are liquidated now, you might receive less money through the liquidating distribution than if the partnership's operations continue and cash distributions are continued until the partnership's reserves are depleted.

THE SALES PRICES FOR THE PARTNERSHIP'S OIL AND GAS ASSETS MAY BE TOO LOW.

         If domestic oil or gas prices increase or operating costs decrease after any sale of the partnership's oil and gas assets, higher sales prices for the property interests might be realized at a later date. See, "The Partnership--Partnership Business and Financial Condition--Effect of Prices." Swift intends to offer the partnership's property interests for sale to third parties at public auctions or through private negotiated sales. If these methods fail, Swift may elect to purchase some or all of the property interests. Different methods of sale might also result in higher sales prices.

YOU WILL HAVE NO OPPORTUNITY TO APPROVE THE SPECIFIC TERMS OF SALES.

         This proxy statement describes only the possible methods of sale of the partnership's oil and gas assets. Because the partnership's current property interests will not be offered for sale until limited partners approve the proposal, no purchaser or purchase price has yet been determined. In voting for the proposal, limited partners do not have the opportunity to approve or reject the specific terms of any particular sale of the property interests to third parties or to Swift, including the sales prices.

YOU MAY NOT REALIZE FULL VALUE FOR NON-PRODUCING RESERVES.

         A significant portion of the partnership's interest in proved reserves is non-producing. These reserves are traditionally discounted due to future costs required to recover these reserves and the risk that drilling to produce these reserves will be unsuccessful. A prospective purchaser of the partnership's property interests may discount any non-producing reserves to a greater degree than Swift otherwise thinks appropriate. This could lead to the partnership not realizing the full value of its proved reserves. Any purchaser of non-producing reserves will probably invest capital and conduct drilling activities in the fields that are purchased. This investment or future drilling activity in or near these fields could increase the value of the property interests in which the limited partners will not share. See, "The Proposal--Reasons for the Proposal--Non-Producing Reserves" for information on what portion of the partnership's reserves is attributable to non-producing reserves.

IF THE PARTNERSHIP'S COMPANION PARTNERSHIP DOES NOT APPROVE ITS PROPOSAL, THE PARTNERSHIP MAY NOT BE ABLE TO SELL ITS PROPERTY INTERESTS.

         The partnership has a companion partnership which owns the working interest in the same properties in which the partnership owns the non-operating interest. If the companion partnership does not approve a similar proposal to sell its oil and gas property interests and dissolve, then both proposals will probably be withdrawn. This could occur even if the partnership approves the proposal to sell its property interests. In that case, the partnership would have to continue to operate for the foreseeable future.

THE AMOUNT OF THE LIQUIDATING DISTRIBUTIONS IS UNCERTAIN.

         While Swift does not know of any partnership  liabilities at this time,
if  unexpected   liabilities   arise  prior  to  liquidation,   any  final  cash
distributions to limited partners could be reduced.

YOU WILL HAVE NO APPRAISAL OR DISSENTER'S RIGHTS.

         If the proposal is approved, limited partners have no right to ask for appraisal or dissenters' rights relating to the cash distributions they will receive from the proceeds of sale of the partnership's property interests. This may result in a lower liquidating distribution than if these rights were available as they are for corporate shareholders.

CONFLICTS OF INTEREST MAY HARM YOU.


          In the event Swift buys any of the partnership's property interests, conflicts of interest may harm the limited partners. If the partnership is unable to sell some of its property interests to third parties, Swift may buy those property interests for the higher of the minimum bid price set at the most recent auction or the appraised value determined by an independent appraiser. The higher of these two prices may not be the highest possible price that might be received for these property interests. It is possible that a higher price might be received if the properties were sold to a different purchaser. Further, the appraisal will be provided by an appraiser that has a prior relationship with Swift, which could have an effect on the appraised value.


NO FAIRNESS OPINION WILL BE ACQUIRED.

         Although the sales price for any property interests sold to Swift would be based on the higher of an independent appraisal or a minimum bid price at auction, no formal opinion will be acquired as to the fairness of that purchase price.


NO INDEPENDENT REPRESENTATIVE WILL BE RETAINED FOR LIMITED PARTNERS.

         No independent representative will be retained to act on behalf of the limited partners in structuring or negotiating the terms and conditions under which any purchaser, including Swift, could buy property interests from the partnership. The prices at which such sales will be made will not be negotiated at arm's length and will be subject to significant conflicts of interest between Swift acting as both purchaser and as the Managing General Partner of the partnership. If an independent representative were to be retained for the limited partners, the terms of any such purchase might be different and possibly more favorable to limited partners.

                                  THE PROPOSAL

GENERAL

         This proxy statement is submitted by Swift in its capacity as the Managing General Partner of the partnership to ask your approval of a proposal to sell all of the partnership's oil and gas assets. It is being provided to you and the other holders of units of limited partnership interest, the "units," representing an initial investment in the partnership of $100 per unit.

THE MEETING


         This proxy statement is furnished in connection  with the  solicitation of proxies by Swift in its capacity as Managing General Partner. The enclosed proxy is for use at the special meeting of the limited partners of the partnership, and at any adjournment or postponement of the meeting, to be held at 16825 Northchase Drive, Houston, Texas at 4:00 p.m. Central Time on April 25, 2000. Voting can also be done by toll-free telephone. The meeting is being called to consider and vote on the proposal to sell all of the oil and gas assets of the partnership, wind up and dissolve the partnership, and to transact any other business as may be properly presented at the meeting, all in accordance with the terms and provisions of the partnership's limited partnership agreement and the Texas Revised Limited Partnership Act.


PROPOSAL TO SELL THE PARTNERSHIP'S OIL AND GAS ASSETS

         Currently there are no buyers for the partnership's property interests and the price at which any of those interests will be sold has not yet been determined. Swift anticipates that these property interests will be sold in multiple transactions in one of three ways:

o PUBLIC AUCTION--The most likely method of sale will be at auctions conducted by The Oil & Gas Asset Clearinghouse, the "Clearinghouse," or a similar oil and gas auction company. Swift will not bid for property interests in any of these auctions. Typically, property interests are grouped together by geographical location in the auction process to maximize the sales price of these property interests. Both Swift and the Clearinghouse collect information, with the originals placed in the Clearinghouse's data room in Houston, Texas, with copies of most of the information contained in auxiliary data rooms in other cities appropriate to the properties being auctioned, including Dallas, Midland, Denver, Tulsa, Oklahoma City, Lafayette and New Orleans. Properties are committed to an auction 45 days ahead of the auction date, during which period extensive data books are sent to past purchasers and interested parties who learn of the properties to be offered at auction through trade show exhibits, industry advertisements, direct mail brochures, fax notices, telephone contact and individual energy company visits. The data provided consists of most of the field and well information and historical economic data available on the property, including, logs, maps, contracts, sales volumes, pricing, lease operating expenses, transportation costs and cash flow data.

         For more substantial property interests offered at auction, a minium bid price is often set. This minimum price is based in part upon both Swift's and the Clearinghouse's judgments as to value, and is set by Swift negotiating with the auction house as to the value of those interests. This is usually done when a more valuable property is being auctioned in order to avoid sale at an unfairly low price. Generally, an auction house does not allow minimum bids to be set for smaller property interests. The highest bid over the minimum bid price from an unaffiliated third party, if any, will be accepted. Sales made at auction generally close within 30 to 90 days of the auction, subject to normal closing conditions. Swift anticipates that all of the partnership's property interests will first be offered for sale by auction unless an unsolicited offer is received prior to auction or Swift contacts a likely purchaser directly. If the proposal is approved by the limited partners, Swift intends to offer the partnership's various property interests at auctions held during the year 2000.

o NEGOTIATED SALES--Some of the property interests may be sold by Swift directly contacting one or more oil and gas companies and negotiating sales prices and terms with them. In general, an operator of a property often is the most likely purchaser of a property. See, "The Partnership--Principal Assets" for identity of the operators of the partnership's major properties. Negotiated sales would not include any sale to Swift, even when it is the operator of a property. Other prospective purchasers include a third party which already has an interest in the field, in the general area or in properties of a certain type. Sometimes a negotiated sale will take place following an unsuccessful sale at auction, when the high bid at auction is lower than the minimum bid price, but a higher price than bid is negotiated after the auction. The price at which a property interest is offered or sold through negotiations may be higher or lower than any minimum bid set in an earlier unsuccessful auction attempt. It is not customary to set minimum prices in a negotiated sale, as Swift will be trying to negotiate the best possible price for the partnership's assets. At this time, Swift has not determined to offer any particular property interest directly to any specific third party. Swift may also retain the services of a broker or investment banker to package various property interests, market them and negotiate for their sale.

o IF OTHER METHODS OF SALE FAIL, APPRAISAL AND POSSIBLE SALE TO SWIFT--If Swift is unable to sell one or more property interests to third parties through auction or by direct private negotiations, Swift may purchase those property interests itself. Swift may determine that it is in the partnership's best interest that Swift purchase a property interest in order to wind up the partnership's business rather than to continue offering it at auctions or seeking other third party purchasers. Swift anticipates that very few property interests, if any, will be sold in this manner. If Swift purchases any property interests, it will buy the property interests at the higher of the appraised value, or the minimum bid price set at the most recent auction held within the prior six months.

         Swift may decide not to purchase a property interest which it has been unable to sell at an auction or in a negotiated sale. Such a decision might be based upon its judgment that the property should be offered at another auction anticipated to take place in a more favorable market, or with different bidders or a greater number of bidders. Another factor Swift may consider is whether it owns any other property in the area.

TIMING OF ASSET SALES IF THE PROPOSAL IS APPROVED

         If the proposal is approved by the partnership and its companion partnership, Swift intends to offer the partnership's property interests at auctions held during the year 2000 or pursue negotiated sales during that same period. Swift anticipates that the complete liquidation and dissolution of the partnership will be completed within two years from the date of the special meeting.

SIMULTANEOUS PROPOSALS

         Simultaneously with the proposal to limited partners to sell all of the partnership's property interests, a similar proposal is being made to the limited partners of the companion partnership which owns the working interest in the same properties in which the partnership owns the non-operating interest. If either partnership does not approve the proposal, both proposals will probably be withdrawn. Although the limited partners in one partnership may desire to sell their property interests, the separation of the working interests and the non-operating interests in the same properties affect the salability of those interests. The value of a working interest is significantly lower when burdened by a large non-operating interest. Conversely, the value of a non-operating interest is negatively affected by the lack of control over operations and any excess operating costs which might exist. In other words, the joining together of these two interests in the same property generally increases the value of each of these interests.


          Numerous other partnerships, including the companion partnership, own interests in some or all of the fields in which the partnership owns interests. These interests will be offered for sale along with the property interests of the partnership. Swift owns in its corporate capacity a substantial working interest in the AWP Field and a small working interest in the other fields. Swift is not likely to sell its interest in the AWP Field. However, Swift may sell its interest in some or all of the other fields along with the interests held by the partnership, but is not obligated to do so. A total of 30 partnerships managed by Swift own interests in the AWP Field. Those partnerships' aggregate interest in proved reserves of that field at December 31, 1998 total 11.6 million Mcfe, of which the partnership's share is 4.42%. If Swift purchases these interests, it will be able to develop these interests in the AWP Field exclusively for its own benefit. Aggregation of the interests in these fields, coupled with the joining of the working and non-operating interests, offers a more substantial interest to a prospective purchaser, which may generate a higher sales price than if these separate interests were offered individually.


CONSEQUENCES OF THE PARTNERSHIP NOT APPROVING THE PROPOSAL

         If the limited partners in the partnership do not approve the proposal, the partnership will continue to operate with no change in its investment objectives, policies or restrictions and in accordance with the terms of its limited partnership agreement. The partnership will continue to produce its reserves until depletion, with steadily decreasing rates of production due to depletion which leads to decreased cash flow and, consequently, steadily decreasing cash distributions to limited partners.

         If partnership operations and cash distributions continue until the partnership's reserves are depleted, limited partners might realize the potential benefit of receiving larger cash distributions over this longer period as opposed to the amount they would receive through a current liquidating distribution. However, this possibility is based upon oil and gas prices remaining stable or increasing and upon the assumption that no production or well problems arise. Additionally, if oil and gas prices do continue to rise, higher sales prices for the partnership's properties might be obtained at a later date.

PURPOSE AND EFFECT OF THE PROPOSAL

         The proposal is submitted at this time as part of Swift's obligation to manage the business of the partnership and its investments and to address the timely conclusion of the partnership's activities in light of the purposes for which the partnership was formed, as well as the anticipated length of its operation. The purpose of the proposal is to provide for the sale of the partnership's oil and gas assets because Swift as Managing General Partner believes that it is time that the business of the partnership be concluded, and to do so in a way intended to maximize the prices received upon sale of the partnership's oil and gas assets.

         At the time of the partnership's formation, it was anticipated that the partnership would conduct operations for a period of approximately five to nine years. By the time of the proposed sale of the partnership's property interests, the partnership will have been in existence for over ten years. In selling partnership property interests and dissolving, the partnership's assets will no longer bear the burden of future expenses, such as lease operating costs, ad valorem and severance taxes, operator's charges and overhead, and the partnership will avoid exposure to the extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks.

         If the proposal is approved, the partnership will sell all of its property interests and distribute its assets, consisting principally of the net cash proceeds from sale of its property interests, to its limited partners and general partners, in amounts relative to their respective ownership interests in the partnership. This liquidation will result in the acceleration of the cash distribution to the limited partners of the remaining value of the partnership's property interests through a distribution of funds received at one time.

         Swift has not identified any prospective purchaser for any of the partnership's oil and gas assets, nor does it know the price at which these assets will be sold. The partnership has reached payout, in that it has made cash distributions to limited partners to date in excess of the limited partners' initial investments. As of September 30, 1999, limited partners had received aggregate distributions of $108.95 per $100 unit.

         Based on December 31, 1998 reserves estimates and assuming prices remain constant, Swift estimates that the limited partners' liquidating distributions will range from $11.18 to $16.41 per $100 unit. Using these same reserve estimates, if the partnership continues operations over a projected 50 years until depletion of its reserves, Swift estimates that the present value of all future cash distributions to limited partners, discounted at 10% per annum, would be $15.55 per $100 unit.

         On the other hand, based on December 31, 1998 reserves estimates rolled forward to September 30, 1999 by adjusting for production and property sales during the first nine months of 1999 and using September 30, 1999 prices held constant, rather than year-end 1998 prices, Swift estimates that limited partners' liquidating distributions will range from $19.35 to $26.05 per $100 unit. Using the same assumptions, if the partnership continues operations until depletion of its reserves, Swift estimates the present value of all future cash distributions to limited partners, discounted at 10% per annum, would be $24.95 per $100 unit. See, "The Proposal--Comparison of Limited Partners' Estimated Cash Distributions From Proposed Property Sales versus Continuing Operations" for discussion of how these numbers were determined.

REASONS FOR THE PROPOSAL

         Swift believes that it is in the best interest of limited partners for the partnership to sell its property interests at this time, make a final liquidating distribution to its partners and dissolve the partnership. The principal reason for proposing these partnership property sales and liquidation at this time is based upon a recovery in oil and gas prices over the last nine months to the higher levels experienced prior to 1998. It is Swift's view that this is an appropriate market environment in which to realize the maximum value for the partnership's remaining assets. The continued operation of the partnership is no longer economically viable for a number of reasons, including those discussed below.

         Declining Reserves and Production Lead to Lower Revenues and Cash Flow

         As contemplated when the partnership was formed, it is inherent that reserves of producing properties decline over time, leading to production of decreasing amounts of oil and gas. This is especially so when almost all of the partnership's initial capital was invested to buy these properties, and no capital is available to the companion partnership to spend on development activity. Obviously, declining production leads to declining levels of revenues and cash flow. The partnership has only 17 % of its original reserves, or 802,785 Mcfe, remaining for future production.

         Decreasing Cash Flow While Expenses Continue; Greater Exposure to Price Volatility

         As production quantities and revenues continue to decline, the cost per Mcfe for production and operating costs constitutes an increasingly larger percentage of per Mcfe revenues. This increases the risk of future price volatility, because the margin between revenue per Mcfe and production cost per Mcfe continues to narrow and smaller differences in prices consume a larger portion of that margin. By selling its property interests and dissolving the partnership, future overhead and direct expenses and general and administrative costs will be avoided and the receipt of the value of the partnership's reserves accelerated so that the funds are received at one time. This avoids the risk of subjecting future revenues and cash distributions of limited partners to the continued and extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks, which could affect future returns. Even if oil and gas prices were to increase, these increases would be unlikely to materially change limited partners' overall return on investment.

         Declining Cash Distributions

         As detailed below under "The Partnership--Cash Distributions," the level of cash distributed to the limited partners has declined over the years. The natural effect of declining reserves and production over time, with the resulting decreases in revenues and cash flow, has been aggravated by periods of low oil and gas prices.

         Non-Producing Reserves

         Approximately 29% of the estimated remaining recoverable reserves attributable to the partnership's property interests at December 31, 1998, after taking into account sales made since that date, are proved non-producing reserves. A portion of these non-producing reserves are undeveloped reserves, which require substantial expenditures by the working interest owners for the drilling of new wells to recover the undeveloped reserves. Sufficient additional capital to drill wells to produce undeveloped reserves is not available from the partnership's companion partnership. The remaining amount of non-producing reserves are behind-pipe, which are unlikely to be producible for many years because behind-pipe reserves require completion in a different producing zone, which does not take place until production is depleted from the currently producing zone. Non-producing reserves, which were a small proportion of the partnership's reserves when its oil and gas assets were purchased, have remained and now comprise a larger portion of the partnership's remaining assets as its producing reserves have been depleted.

         Absence of Additional Capital for Development

         As provided in its limited partnership agreement, the partnership expended all of the limited partners' net commitments for the acquisition of property interests many years ago, and thus no capital is available to recover non-producing reserves. Less than 10% of the capital of the partnership's companion partnership was reserved for workover, completion or development activity. The companion partnership was not intended to engage in material drilling activities. The partnership and its companion partnership were formed to distribute cash from the sale of their oil and gas production to limited partners on a current basis. Even if cash flow of the companion partnership were allowed to be used for drilling by its limited partnership agreement, this would require suspension of cash distributions for an extended period.

COMPARISON OF LIMITED PARTNERS' ESTIMATED CASH DISTRIBUTIONS FROM PROPOSED PROPERTY SALES VERSUS CONTINUING OPERATIONS

         It is not possible to accurately predict the sales prices of the partnership's property interests, whether sold at auction or through private negotiations. Certain property interests might sell for a higher price and others for a lower price than the prices used to prepare the estimates in the tables below.

         To help you, as limited partners, make an informed decision on how to vote on the proposal, Swift has prepared two tables, one showing what your net distributions are estimated to be after the sale and liquidation of the partnership's property interests, and the other showing what your future net distributions are estimated to be if the partnership were to continue operations until its properties are depleted.

         Each of the two tables below present two cases. One case uses December 31, 1998 reserve estimates based on prices of $10.25 per barrel of oil and $2.00 per MMBtu of gas held flat over the life of the reserves, before adjustments for gravity variance for oil and Btu content for gas as well as transportation charges and geographic location. The other case uses December 31, 1998 reserve estimates rolled forward to September 30, 1999 by subtracting reserves produced or attributable to properties sold, both during the first nine months of 1999, and using September 30, 1999 average prices of $22.00 per barrel of oil and $2.60 per MMBtu of gas held flat over the life of the reserves, before adjustments for gravity variance for oil and Btu content for gas as well as transportation charges and geographic location. The "high" range of estimated cash distributions from liquidation shown in the first table is based upon estimated future net revenues discounted to present value at 10% per annum. The "low" range is 70% of the "high" range estimate, which is the same percentage used in the partnership's limited partnership agreement for calculating the purchase price for units presented by investors to Swift for repurchase. In Swift's experience, property interests such as those owned by the partnership generally sell for prices between their PV-10 Value and 70% of that value.

                       RANGE OF LIMITED PARTNERS' SHARE OF ESTIMATED CASH DISTRIBUTIONS
                                 FROM PROPERTY INTERESTS SALES AND LIQUIDATION

                                                           AS OF                         AS ADJUSTED TO
                                                         12/31/98                           09/30/99
                                                --------------------------       -----------------------------
                                                      PROJECTED RANGE                    PROJECTED RANGE
                                                --------------------------       -----------------------------
                                                     LOW          HIGH                LOW            HIGH
                                                --------------------------       -----------------------------
Net Sales Proceeds(1)                           $    404,892  $    592,758       $    682,747   $      923,503
Selling and Dissolution Expenses(2)                  (39,452)      (56,360)           (50,559)         (72,227)
                                                ------------  ------------       ------------   --------------
Net Distributions payable to Limited            $    365,440  $    536,398       $    632,188   $      851,276
Partners                                        ============  ============       ============   ==============

NET DISTRIBUTIONS PER $100 UNIT                 $      11.18  $      16.41       $      19.35   $        26.05


(1)      Includes cash and net receivables and payables to the partnership.
(2)      Includes  limited  partners'  share of selling  expenses  and all costs
         associated  with   liquidation  and  dissolution  of  the  partnership,
         estimated to be 9% of sales proceeds.

         Swift, as Managing General Partner, believes there is a distinct advantage to limited partners to receive the liquidating distribution in one lump sum. If the partnership were to continue operations, oil and gas prices could fall below the prices used to prepare these estimates, thus possibly lowering future distributions to limited partners. Continuing the partnership's operations subjects limited partners' potential distributions to risks of price volatility.

         If, on the other hand, the partnership were to continue operations until depletion, the table below estimates the future cash distributions to limited partners, discounted to present value, based upon the same pricing and discount assumptions used above. The estimate of net distributions to limited partners is based upon a 50-year life of the partnership's reserves. The estimates for future net distributions have been further reduced by continuing operations costs, such as audit, tax return preparation, reserve engineering fees, along with direct and general and administrative expenses. The estimated future net revenues do not account for any excess costs which might be incurred by the partnership's companion partnership for future maintenance or remedial work on the properties in which the partnership has an interest. Such excess costs would reduce revenues to the partnership.

               LIMITED PARTNERS' SHARE OF ESTIMATED CASH DISTRIBUTIONS FROM CONTINUED OPERATIONS

                                                                       AS OF                   AS ADJUSTED TO
                                                                     12/31/98                     09/30/99
                                                                  ---------------             ---------------
                                                                     PROJECTED                   PROJECTED
                                                                    CASH FLOWS                  CASH FLOWS
                                                                  ---------------             ---------------
Future Net Revenues from Property Interests(1)                    $       976,228             $     1,384,848

Direct and Administrative Expenses(2)                                    (136,308)                   (170,622)
                                                                  ---------------             ---------------
Net Distributions to Limited Partners (payable over               $       839,920             $     1,214,226
50 years)(3)                                                      ===============             ===============

Present Value of Net Distributions to Limited Partners            $       508,218             $       815,163

Net Distributions per $100 Unit                                   $         25.70             $         37.16

PRESENT VALUE OF NET DISTRIBUTIONS PER $100 UNIT(4)               $         15.55             $         24.95


(1)      Includes cash and net receivables and payables of the partnership.
(2)      Includes  limited   partners'  share  of  general  and   administrative
         expenses, and audit, tax, and reserve engineering fees.
(3) Based upon the partnership's reserves having a projected 50-year life, assuming unescalated pricing.
(4)      Discounted at 10% per annum.

CONSIDERATION OF ALTERNATIVE TRANSACTIONS

         Swift has given consideration to a number of different alternatives before submitting the proposal to you for approval. These alternatives are:

         o the continued operation of the properties for a longer period, which Swift believes is no longer economically justified; and

         o a proposed sale to Swift during 1998 of the partnership's assets, along with the oil and gas assets of 62 other partnerships also managed by Swift. This sale was delayed and later terminated because significant market changes, including the drop in oil and gas prices and in the price of Swift's common stock, made the structure and economics of the deal no longer viable.

         The limited partnership agreement does not provide for any form of voluntary or mandatory assessment for further capital contributions by limited partners in the partnership. Borrowing is forbidden or restricted by the terms of the limited partnership agreement. Given the purpose of the partnership when it was formed, and the explicit partnership provisions and disclosures that no assessments would be made, Swift does not consider it appropriate to suggest amending the partnership agreement to allow assessments. Furthermore, engaging in extensive drilling operations is contrary to the purposes of the companion partnership which owns the working interest and represents a higher degree of risk than contemplated when that partnership was formed. See, "The Partnership--General" and "--Manner of Acquiring Non-Operating Interests in Properties" regarding the purposes of the partnerships.

LACK OF INDEPENDENT REPRESENTATION

         Swift will not retain an independent representative to act on behalf of the limited partners in the partnership in structuring and negotiating the terms and conditions for implementation of the proposal. No group of limited partners was empowered to negotiate the terms and conditions of the proposal or to determine what procedures should be in place to safeguard the rights and interests of the limited partners. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the limited partners. On the contrary, Swift has been responsible for structuring all the terms and conditions of the proposal. Legal counsel to the partnership and the Managing General Partner assisted with the preparation of the documentation for the proposal, including this proxy statement, but did not serve, or purport to serve, as legal counsel for the limited partners on a separate basis.

                  Swift does not believe it is necessary to engage an independent representative to represent the interests of limited partners in order to structure a proposal fair to the limited partners. Swift as Managing General Partner is under a fiduciary duty to act in the best interest of the limited partners. If properties are sold through auction or private negotiations, the marketplace sets the price. If properties are sold to Swift, procedures are established to require the properties be sold to Swift at a price equal to the higher of any minimum bid set for the auction or the fair market value determined by an independent appraiser. See, "Special Factors Related to Possible Purchase of Properties by Swift--Fairness of any Possible Purchase of Property Interests by Swift."

STEPS TO IMPLEMENT THE PROPOSAL

         Following the approval of the proposal by the limited partners and approval of the similar proposal by its companion partnership, Swift intends to take the following steps to implement the proposal:

         i. Sell all of the partnership's oil and gas assets through the three methods discussed in this proxy statement, probably in multiple transactions;

         ii. Receive the sales proceeds for the property interests, transfer the partnership's property interests to its companion operating partnership, and execute assignments and other instruments to accomplish such sale, including documents to be executed together with the companion partnership;

         iii. Pay or provide for payment of the partnership's liabilities and obligations to creditors, if any, using the partnership's cash on hand and net sales proceeds;

         iv.      Conduct  final  accountings  in  accordance  with the  limited
                  partnership    agreement    and   make    final    liquidating
                  distributions;

         v. Cause the partnership's final tax returns to be prepared and filed with the Internal Revenue Service and appropriate state taxing authorities;

         vi.      Distribute  to  the  limited   partners  final  Form  K-1  tax
                  information; and

         vii.     File  a  Certificate   of   Cancellation   on  behalf  of  the
                  partnership with the Secretary of State of the State of Texas.

ESTIMATED SELLING COSTS

         The expenses associated with the sale of the partnership's property interests are expected to be approximately 9% of the sales proceeds of the partnership's property interests, primarily comprised of third party costs incurred, including the costs of the auction or appraiser, if any, legal counsel, auditors, printing and mailing costs and related out-of-pocket expenses. The general and administrative costs of Swift in its capacity as the Managing General Partner anticipated to be incurred in connection with the proposal and related transactions will be met through the normal ongoing fee set out in the limited partnership agreement. See, "Voting on the Proposal-- Solicitation."

RECOMMENDATION OF THE MANAGING GENERAL PARTNER

         Swift believes that it is in the best interests of the limited partners to liquidate and dissolve the partnership. Swift believes the terms of the proposal, even if Swift should purchase some of the partnership's property interests, are fair to the limited partners. See, "Special Factors Related to Possible Purchase of Properties by Swift--Fairness of any Possible Purchase of Property Interests by Swift." This recommendation should be evaluated in light of the significant conflicts of interest which exist by virtue of Swift's fiduciary obligations as Managing General Partner to the limited partners in the partnership, and the possibility that Swift may purchase some of the partnership's oil and gas assets if the other methods of sale fail. Liquidation will allow the limited partners to receive the remaining value of the partnership's reserves currently, rather than receiving distributions over the remaining life of the partnership. This removes the risk of future decreases and continued exposure to volatility in oil and gas prices during the lengthy period necessary to produce the partnership's interests in remaining reserves. Recent short-term but significant increases in natural gas and oil prices as compared to prices during the last half of 1998 and early 1999 make this an appropriate time to consider the sale of the partnership's property interests, as Swift believes these increases will increase the value of the property interests. If operations continue over many years, revenues will continue to decline while direct, operating, general and administrative expenses continue, reducing cash distributions. Continued operations also mean continuation of the additional costs incurred by the limited partners, including the costs associated with inclusion of information from the Schedule K-1 relating to the partnership in their personal income tax returns, while reserves continue to decline. Termination of the partnership will allow preparation of final tax returns.

                  THE MANAGING GENERAL PARTNER RECOMMENDS THAT
                     LIMITED PARTNERS VOTE FOR THE PROPOSAL.

                             VOTING ON THE PROPOSAL

VOTE REQUIRED; PRINCIPAL HOLDERS


          Under the limited partnership agreement, the proposal must be approved by the affirmative vote of the limited partners holding 51% or more of the units in the partnership as of the record date. As of March 1, 2000, the number of units outstanding was 32,678 and the number of record holders was 335. Each limited partner appearing on the records of the partnership as of March 1, 2000, the "record date," is entitled to notice of the meeting and is entitled to one vote for each unit held by such limited partner. An abstention by a limited partner will have the same effect as a vote against the proposal.


         Swift owns 0.67% of the outstanding units in the partnership, resulting from its purchase over the life of the partnership of units from limited partners under the right of presentment in the limited partnership agreement. However, the limited partnership agreement does not permit Swift to vote any units owned by it for matters such as the proposal. Therefore Swift's non-vote, in contrast to abstention by limited partners, will not affect the outcome of the proposals. Additionally, Swift owns a 14.23% general partner's interest in the partnership. VJM Corporation, a California corporation, is the Special General Partner of the partnership, and owns a 0.77% interest in the partnership as a general partner, but owns no units. The general partnership interests do not have a vote on the proposal. To Swift's knowledge, there is one holder of units that holds more than 5 % of the units.

PROXIES; REVOCATION


          A sample of the form of proxy is attached to this proxy statement. The actual proxy to be used to register your vote on the proposal is the separate tan sheet of paper included with this proxy statement. If you wish, you can fax your executed proxy to us at 281-874-2818. Investors may also vote by toll-free telephone. PLEASE USE THE TAN PROXY TO CAST YOUR VOTE ON THE PROPOSAL OR SEE THE ACCOMPANYING INSTRUCTION PAGE FOR MORE DETAILS ON VOTING BY TELEPHONE.

          If the tan proxy is properly signed and is not revoked by a limited partner, the units it represents will be voted in accordance with the instructions of the limited partner. If no specific instructions are given, the units will be counted as a vote "FOR" the proposal and the grant of authority to extend the solicitation period. A limited partner may revoke his proxy at any time before it is voted at the meeting. Any limited partner who attends the meeting and wishes to vote in person may revoke his or her proxy at that time. Otherwise, a limited partner must advise us of revocation of his or her proxy in writing, which revocation must be received by the Secretary of Swift at 16825 Northchase Drive, Suite 400, Houston Texas 77060, prior to the time the vote is taken.


SOLICITATION

         The solicitation is being made by Swift in its capacity as Managing General Partner on behalf of the partnership. The partnership will bear the costs of the preparation of this proxy statement and of the solicitation of proxies. Such costs will be allocated to the limited partners and to the general partners according to their respective percentage interests pursuant to the limited partnership agreement. If, for example, Swift holds approximately 5% of the units held by all limited partners, 5% of the costs will be borne by Swift, in addition to its portion borne as a general partner. Solicitations will be made primarily by mail. However, a number of regular or temporary employees of Swift may, to ensure the presence of a quorum, solicit proxies in person or by telephone. Swift may contact brokers and representatives who originally sold the units to limited partners and request their assistance in encouraging limited partners to return their proxies or to vote by telephone. These brokers or representatives would not be compensated for this assistance nor would they be asked to make any recommendation as to how the limited partners should vote. Additionally, Swift may retain a proxy solicitor to assist in contacting brokers or limited partners to encourage the return of proxies, although it does not anticipate doing so.

NO APPRAISAL OR DISSENTERS' RIGHTS PROVIDED

         Limited partners are not entitled to any dissenters' or appraisal rights with respect to the proposal, as would be available to shareholders in a corporation engaging in a merger. Dissenting limited partners are protected under state law by virtue of Swift's fiduciary duty as Managing General Partner to act with prudence in the business affairs of the partnership. To assert claims based upon a general partner's fiduciary duties under the Texas Revised Limited Partnership Act and the terms of the partnership's limited partnership agreement, limited partners are required to initiate suit.

                                 THE PARTNERSHIP

GENERAL


          The partnership was formed over ten years ago and owns non-operating interests in producing oil and gas properties in four states in which its companion partnership, Swift Energy Income Partners 1989-2, Ltd., formed at approximately the same time and also managed by Swift, owns the working interests. The partnership was formed to own non-operating interests, typically net profits interests, royalty interests and overriding royalty interests. The partnership expended all of its original capital contributions by the end of October 1989. A majority of the partnership's interest in oil and gas proved reserves at December 31, 1998 is natural gas, representing approximately 58% by volume of the partnership's 1998 production and approximately 59% of its 1998 revenue. The partnership does not acquire working interests in, or operate, oil and gas properties, and does not engage in drilling activities. The companion partnership was formed to acquire working interests and operate and develop producing oil and gas properties. From time to time, the companion partnership has performed workovers and recompletions of wells in which the partnership has non-operating interests, using funds advanced by Swift to perform these operations. All of such amounts have been subsequently recouped by the companion partnership from sales of production or out of property sales.


MANNER OF ACQUIRING NON-OPERATING INTERESTS IN PROPERTIES

         The non-operating interests owned by the partnership were acquired pursuant to a Net Profits and Overriding Royalty Interest Agreement dated June 30, 1989, the "NP/OR Agreement," between the partnership and its companion partnership.


          Under the NP/OR Agreement, the partnership and the companion partnership combined their funds to acquire producing properties. Using funds committed to the NP/OR Agreement by both partnerships, the companion partnership acquired producing properties, then conveyed a single net profits interest burdening properties owned by the companion partnership. The companion partnership retained a working interest and the responsibility for the production of oil and gas from these properties. The NP/OR Agreement also provided for an overriding royalty interest to be granted to the partnership in the event additional reservoirs unburdened by the net profits interest were developed by the companion partnership. No such development occurred. See, "Item
1. Business--Manner of Acquiring Non-Operating Interests in Properties; Net Profits and Overriding Royalty Interest Agreement" in the Form 10-K for the year ended December 31, 1998 included with this proxy statement.


PRINCIPAL ASSETS

         The partnership's principal assets are determined by their PV-10 Value. The partnership's "PV-10 Value" is the estimated future net cash flows, using unescalated prices, from production of proved reserves attributed to the partnership's property interests, discounted to present value at 10% per annum. The report dated February 4, 1999 of the audit by H.J. Gruy and Associates, Inc., of the oil and gas reserves underlying the partnership's property interests, and future net cash flow expected from the production of those reserves as of December 31, 1998, presented for those reserves solely attributable to the limited partners in the partnership, is attached to this proxy statement. This report has not been updated to include the effect of production or property sales since year-end 1998. In estimating these reserves, Swift, in accordance with criteria prescribed by the SEC, has used year-end 1998 prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the partnership reasonably expects to receive. The estimated amount set forth in the report of H. J. Gruy and Associates, Inc. of the limited partners' share of the quantities of proved reserves of the properties in which the partnership owns an interest has declined significantly between December 31, 1998 and the date of this proxy statement due to the sale of the partnership's interest in a number of fields as discussed under "--Recent Property Sales" below.

         The partnership owns interests in 587 wells in 21 fields. The following table presents information on the fields which constitute 10% or more of the partnership's PV-10 Value at December 31, 1998, as adjusted to deduct the PV-10 Value of reserves attributable to property interests sold during 1999. See, "--Recent Property Sales" below. The information below includes the location of each field in which the partnership has an interest, the number of wells and operators, together with information on the percentage of the partnership's total PV-10 Value on December 31, 1998, as adjusted for the sales of partnership property interests during the first nine months of 1999, attributable to each of these fields. The adjustments to the PV-10 Values for property sales during 1999 have not been audited by an independent third party. There can be no assurance that PV-10 Values at any particular date are representative of fair market value or future values. Information is also provided regarding the percentage of the partnership's 1998 production, as adjusted for property sales, on a volumetric basis, from each of these fields. Of the remaining fields in which the partnership owns a property interest, ten of such fields each comprises less than 1% of the partnership's PV-10 Value at December 31, 1998, as adjusted, and the PV-10 Value of each of the other ten fields averages less than 3% of the partnership's PV-10 Value, as adjusted, at the same date.

                                                                                            20
                                                            AWP OLMOS                     OTHER
                                                              FIELD                       FIELDS
                                                   ----------------------------  ------------------------
County and State                                      McMullen County, Texas              AL(2)
                                                                                          LA(4)
                                                                                          OK(7)
                                                                                          TX(7)

Number of Wells                                                 43                         544

Operator(s)                                                   Swift                Swift and 34 others

% of 12/31/98 PV-10 Value, as adjusted                         66%                         34%

% of 1998 Production Volumes, as adjusted                      41%                         59%


         The partnership's financial statements prepared according to generally accepted accounting principles show its total assets at year-end 1998 to be $800,934. The PV-10 Value of its total proved reserves at the same date was $752,265 and is $601,787 as adjusted. Based upon the audit of the partnership's total proved reserves at year-end 1998, those reserves were comprised of the following three categories:

                                         1998 Year-End           As Adjusted

              Proved Producing                78%                   71%
              Behind-Pipe                     10%                   11%
              Non-Developed                   12%                   18%
                                             ----                  ----
                                             100%                  100%
                                             ====                  ====

See, "Glossary of Terms" for definitions.

PARTNERSHIP BUSINESS AND FINANCIAL CONDITION

         Amounts Invested and Cash Distributions

         Limited partners made contributions of $3,267,837 in the aggregate to the partnership, the net proceeds of which have all been invested. Swift made capital contributions with respect to its general partner interest of $29,063. Additionally, pursuant to the right of presentment set forth in the limited partnership agreement, Swift has purchased 220 units from limited partners. From inception through September 30, 1999, the partnership has made net cash distributions to its limited partners totaling $3,560,200 which exceeds limited partners' initial investments in the partnership. On a per unit basis, the limited partners had received, as of September 30, 1999, $108.95 per $100 unit, or approximately 108.9% of their initial capital contributions. Details of the amounts of cash distributions made to partners over the past three years and nine months ended September 30, 1999 are set out under "Cash Distributions" below. Through September 30, 1999, Swift has received net cash distributions from the partnership of $427,898 with respect to its general partner interest, and $11,319 related to the number of units it purchased from the limited partners.

         Effect of Prices


         The partnership acquired its property interests at a time when oil and gas prices and industry projections of future prices were much higher than actually occurred in subsequent years. Acquisition decisions for the partnership were based upon a range of increasing prices that were based on Swift's internal forecast. At the time that the partnership's property interests covering producing properties were acquired, prices averaged about $16.73 per barrel of oil and $1.74 per Mcf of natural gas. The majority of the partnership's property interests were acquired by the end of October, 1989. At that time, prices were predicted to increase to approximately $26.91 per barrel of oil and $3.23 per Mcf of natural gas during 1998. The predicted price increases did not occur as projected. Most of the partnership's reserves were produced from 1990 to 1994, during which time the oil prices received by the partnership for its production in fact averaged $18.58 per barrel, but the prices for natural gas averaged approximately $1.80 per Mcf. During the second and third quarter of 1998, first oil and then gas prices fell very precipitously, in oil's case to the lowest levels seen in several decades. During the first quarter of 1999, oil prices began to recover, followed by gas prices in the second quarter and have continued to recover into the first quarter of 2000. As of the date of this proxy statement, both oil and gas prices had returned to market levels prevalent prior to 1998. The base prices used to roll forward the partnership's reserve report as of December 31, 1998 to September 30, 1999 were $22.00 per barrel of oil and $2.60 per MMBtu of natural gas held constant over the life of the reserves, before adjustments for gravity variance for oil and Btu content for gas as well as transportation charges and geographic location.


         The following graphs illustrate the effect on partnership performance of the above-described variance between the projected average oil and gas prices for each period projected at the time of acquisition of the partnership's property interests and the average oil and gas prices received for each period for production during the partnership's existence.

                     [GRAPH: 1 page of gas properties info]

                     [GRAPH: 1 page of oil properties info]

         Lower prices also have affected the partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Also, production enhancement projects that are not economically feasible at low prices can be implemented as prices rise.

RECENT PROPERTY SALES

         In February and May 1999, the partnership sold through public auction its interests in six minor fields in Texas, Arkansas and Louisiana , covering approximately 18 wells. These properties were sold for one or more reasons, including that they had high operating costs in relation to value, because they were small or non-operated properties, or because they were located in an area where the partnership or Swift had few operations. For all property sales during 1999, the limited partners' share of net proceeds received is $129,800. These proceeds were retained for future partnership cash requirements. Since the sales of these properties earlier in 1999, oil prices have increased by approximately 30% and gas prices increased by approximately 20%, but have subsequently fallen back to earlier 1999 levels. Swift also sold its corporate interest in these fields, along with the interest in those fields of other partnerships managed by Swift. Funds advanced by Swift to the companion partnership have been recouped from sales of interests in these fields.

CASH DISTRIBUTIONS

         Cash distributions are made to the partners, including Swift and the limited partners in the partnership, on a quarterly basis. During the past three years and the first nine months of 1999, aggregate cash distributions made to all partners in the partnership and the cash distributions per unit were:


1996                       $243,891       $  6.33 per $100 unit
1997                       $440,850       $ 12.12 per $100 unit
1998                       $339,433       $  9.62 per $100 unit
9 Mo. Ended 9/30/99        $ 94,282       $  2.45 per $100 unit

TRANSACTIONS BETWEEN SWIFT AND THE PARTNERSHIP

         Under the limited partnership agreement, Swift has received compensation for its services and reimbursement for expenditures made in its capacity as Managing General Partner on behalf of the partnership. These were paid at closing of the offering of units. Revenues are also distributed to Swift with respect to its general partner interest and with respect to units it has purchased under the limited partners' right of presentment. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between Swift and the partnership pursuant to which Swift has been paid or has had its expenses reimbursed on an ongoing basis:

         o Swift has received from the partnership from inception through September 30, 1999, management fees of $81,696, internal acquisition costs reimbursements for costs incurred in evaluating and acquiring properties of $131,964, and formation costs reimbursements of $65,357, none of which was received during 1997, 1998 or 1999.

         o Swift receives operating fees for wells in which the partnership has property interests and for which Swift or its affiliates serve as operator. The aggregate operating fees paid to Swift as operator by the partnership were $16,481 during the year ended December 31, 1998 and $14,671 during the year ended December 31, 1997. Monthly operating fees range from $200 to $1,100 per well on an 8/8th's basis (i.e., the total amount of operating fees paid by all interest owners in the well). If the property interests are sold to Swift, there should be no change in its status as operator for a number of the wells in which the partnership has a property interest. Swift believes that it will be positively affected, on the other hand, by liquidation of the partnership, both on the basis of its ownership interest in the partnership and for other reasons set out under "Special Factors Related to Possible Purchase of Properties by Swift--Benefits to Swift."


         o        Swift  is   entitled   to  be   reimbursed   for  general  and
                  administrative costs incurred on behalf of and allocable to the partnership, including employee salaries and office overhead. Amounts are calculated on the basis of the limited partners' original capital contributions to the partnership relative to limited partner contributions to all partnerships formed to purchase interests in producing properties for which Swift serves as Managing General Partner. Through December 31, 1998, Swift has received $474,094 as a general and administrative overhead allowance from the partnership, of which $49,018 was reimbursed during the year ended December 31, 1998 and $49,018 was reimbursed during the year ended December 31, 1997.


         o Swift was reimbursed $18,149 in direct expenses by the partnership, all of which was billed by, and then paid directly to, third party vendors, of which $1,433 was reimbursed during the year ended December 31, 1998 and $1,205 was reimbursed during the year ended December 31, 1997.

FIDUCIARY RESPONSIBILITY

         The limited partnership agreement provides that neither the Managing General Partner nor any of its affiliates performing services on behalf of the partnership will be liable to the partnership or any of the limited partners for any conduct by any such person performed in good faith pursuant to authority granted to such person by the limited partnership agreement, or in accordance with its provisions, and any manner reasonably believed by such person to be within the scope of authority granted to such person and in the best interests of the partnership, provided that such conduct does not constitute negligence, misconduct or a breach of fiduciary obligations to the limited partners or the partnership. As a result, the limited partners might have a more limited right of action in certain circumstances than they would have in the absence of such provisions in the partnership agreement.

         Swift has fiduciary duties to the partnership that go beyond the specific duties and obligations imposed upon it under the limited partnership agreement. In handling the affairs of the partnership, Swift is obligated to exercise good faith, to use care and prudence and to act with an undivided duty of loyalty to limited partners. Under these fiduciary duties, Swift is also obligated to ensure that the partnership is treated fairly and equitably in transactions with third parties, especially where consummation of these transactions may result in Swift's interests being opposed to, or not totally consistent with, the interests of the limited partners. Accordingly, Swift is required to assess whether any offer to the partnership is fair and equitable, taking into account the unique characteristics of the partnership which affect the value of the partnership's assets, and comparing these factors against similar factors affecting the value of the oil and gas assets held by other partnerships.

NO TRADING MARKET

         There is no trading market for the units, and none is expected to develop. Under the limited partnership agreement, the limited partners have the right to present their units to Swift for repurchase at a price determined using the formula established by the limited partnership agreement. Through September 30, 1999, Swift had purchased 220 units from limited partners pursuant to the right of presentment. Swift does not have an obligation to repurchase units pursuant to this right of presentment, but merely an option to do so when such interests are presented for repurchase. See, "Voting on the Proposal--Vote Required; Principal Holders" for the number of units outstanding.

LIMITED PARTNER LISTS

         A limited partner of the partnership is entitled to request copies of limited partner lists showing the names and addresses of all limited partners in the partnership. The right to receive a limited partner list may be conditioned upon the requesting limited partner paying the cost of copying and a showing that the request is for a reasonable purpose. Reasonable requests would include requests for the limited partner list for the purpose of challenging or opposing the proposal. Requests for limited partner lists may be addressed to Swift at 16825 Northchase Drive, Suite 400, Houston, Texas 77060; Attention: Investor Relations Department.

BOOKS AND RECORDS

         The partnership's limited partnership agreement provides that its books and records are available for inspection by limited partners or their duly authorized representatives at all reasonable times at the partnership's principal office in Houston, Texas, although certain oil and gas operational materials may be kept confidential. A written request must be received stating a proper purpose for inspection of such books and records, with the inspection to be conducted at the limited partner's expense. A limited partner may request in writing and receive without charge copies of a partnership's limited partnership agreement, certificate of limited partnership and tax returns.

APPROVALS

         No federal or state regulatory requirements must be complied with or approvals obtained in connection with the sale of the partnership's property interests.

LEGAL PROCEEDINGS

         Swift is not aware of any material pending legal proceedings to which the partnership is a party or of which any of its property is the subject.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL


          The following summarizes the material federal income tax consequences to the limited partners if the proposal to sell and liquidate the partnership is approved. This discussion is not based upon an opinion of counsel and it is possible that different results than those described may occur. Statements of legal conclusions regarding tax consequences are based upon relevant provisions of the Internal Revenue Code of 1986, as amended, the "Code", Treasury Regulations in effect on the date hereof, private letter rulings dated April 13, 1988 and August 22, 1991, reported judicial decisions, published positions of the IRS, further assumptions that the partnership constitutes a partnership for federal tax purposes, and that the partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions regarding the tax consequences described herein are complex, are subject to prospective or retroactive change at any time, and any change may adversely affect the limited partners.

          This summary does not describe all the tax aspects which may affect limited partners because the tax consequences may vary depending upon the individual circumstances of a limited partner. It is directed to limited partners that are qualified plans and trusts under Code Section 401(a) and individual retirement accounts, "IRAs," under Code Section 408, collectively "tax exempt plans" and that are the original purchasers of the units and hold units as "capital assets," generally, property held for investment. Each limited partner that is a corporation, trust, estate or other partnership or that is not a tax-exempt plan is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. This summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.


TAX TREATMENT OF TAX EXEMPT PLANS

         Sale of Property Interests and Liquidation of Partnership


          The Managing General Partner is proposing to sell the partnership's net profits interest as well as any other royalties and overriding royalties the partnership may own. After the sale of the properties, the partnership's assets will consist solely of cash, which will be distributed to the partners, including the limited partners, in complete liquidation of the partnership.


         Tax exempt plans are subject to tax on their unrelated business taxable income, "UBTI." UBTI is income derived by an organization from the conduct of a trade or business that is substantially unrelated to its performance of the function that constitutes the basis of its tax exemption, aside from the need of such organization for funds. Royalty interests, dividends, interest and gain from the disposition of capital assets are generally excluded from classification as UBTI. Royalties, interest, dividends, and gains will create UBTI if they are received from debt-financed property, as discussed below.

         The IRS has previously ruled that the partnership's net profits interest, as structured under the NP/OR Agreement, is a royalty, as are any overriding royalties the partnership may own. If the partnership's property interests are not debt-financed property, neither the sale of the property interests by the partnership nor the liquidation of the partnership is expected to cause limited partners that are tax exempt plans to recognize taxable gain or loss for federal income tax purposes, even though there may be gain or loss upon the sale of the property interests for federal income tax purposes.

         Debt-Financed Property

         Debt-financed property is property held to produce income that is subject to acquisition indebtedness. The income is taxable in the same proportion which the debt bears to the total cost of acquiring the property. Generally, acquisition indebtedness is the unpaid amount of:


         o indebtedness incurred by a tax exempt plan to acquire an interest in a partnership;


         o        indebtedness incurred in acquiring or improving property; or

         o indebtedness incurred either before or after the acquisition or improvement of property or the acquisition of a partnership interest if such indebtedness would not have been incurred but for such acquisition or improvement, and if incurred subsequent to such acquisition or improvement, the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

Generally, property acquired subject to a mortgage or similar lien is considered debt-financed property even if the organization acquiring the property does not assume or agree to pay the debt. Notwithstanding the foregoing, acquisition indebtedness excludes certain indebtedness incurred by tax exempt plans other than IRAs to acquire or improve real property. Although this exception may apply, its usefulness may be limited due to its technical requirements and the fact that the debt excluded from classification as acquisition indebtedness appears to be debt incurred by a partnership and not debt incurred by a partner directly or indirectly in acquiring a partnership interest.

         If a limited partner that is a tax exempt plan borrowed to acquire its units, or had borrowed funds either before or after it acquired such units, its pro rata share of partnership gain on the sale of the property interests may be UBTI. The Managing General Partner has represented that the partnership did not borrow money to acquire its net profits interest, and the property interests of the partnership are not subject to any debt, mortgages or similar liens that will cause the partnership's property interests to be debt-financed property under Code Section 514. If a tax exempt plan has not caused its units to be debt-financed property, and based upon the representations of the Managing General Partner, the property interests are not expected to be considered debt-financed property.

TAX TREATMENT OF LIMITED PARTNERS SUBJECT TO FEDERAL INCOME TAX DUE TO DEBT-FINANCING OR WHO ARE NOT TAX EXEMPT PLANS

         All references hereinbelow to limited partners refers solely to limited partners that either are not tax exempt plans or are tax exempt plans whose units are debt-financed. To the extent that a tax exempt plan's units are only partially debt-financed, the percentage of gain or loss from the sale of the property interests and liquidation of the partnership that will be subject to taxation as UBTI is the percentage of the tax exempt plan's share of partnership income, gain, loss and deduction adjusted by the following calculation. With respect to each debt-financed property, Code Section 514(a)(1) includes as gross income from an unrelated trade or business an amount which is the same percentage of the total gross income derived during the taxable year from or on account of the property as the average acquisition indebtedness for the taxable year with respect to the property is of the average amount of the adjusted basis of the property during the period it is held by the organization during the taxable year, the "debt/basis percentage".

         A similar calculation is used to determine the allowable deductions. For each debt-financed property, the amount of the deductions directly attributable to the property are multiplied by the debt/basis percentage, which yields the allowable deductions. If the average acquisition indebtedness is equal to the average adjusted basis, the debt/basis percentage is zero and all the income and deductions are included within UBTI. The debt/basis percentage is calculated on an annual basis.

         Tax exempt plans with debt-financed units should consult their tax advisors to determine the portion of gain or loss that may be recognized for federal income tax purposes. The following discussion of the tax consequences of the sale of the partnership property interest and the liquidation of the partnership assumes that all of a limited partner's income, gain, loss and deduction from the partnership is subject to federal taxation.

TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES

         A limited partner will realize and recognize gain or loss, or a combination of both, on the partnership's sale of its properties prior to liquidation. The amount of gain realized with respect to each property, or related asset, will be an amount equal to the excess of the amount realized by the partnership and allocated to the limited partner, for example, cash or consideration received, over the limited partner's adjusted tax basis for such property. Conversely, the amount of loss realized with respect to each property or related asset will be an amount equal to the excess of the limited partner's tax basis over the amount realized by the partnership for such property and allocated to the limited partner. It is projected that taxable loss will be realized upon the sale of partnership properties and that such loss will be allocated among the limited partners in accordance with the partnership agreement. The partnership agreement includes an allocation provision that requires allocations pursuant to a liquidation be made among partners in a fashion that equalizes capital accounts of the partners so that the amount in each partner's capital account will reflect such partner's sharing ratio of income and loss. The extent to which capital accounts can be equalized, however, is limited by the amount of gain and loss available to be allocated.

         Realized gains and losses generally must be recognized and reported in the year the sale occurs. Accordingly, each limited partner will realize and recognize his allocable share of gains and losses in his tax year within which the partnership properties are sold.

LIQUIDATION OF THE PARTNERSHIP


          After sale of its properties, the partnership's assets will consist solely of cash which it will distribute to its partners, including the limited partners, in complete liquidation. The partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to a limited partner in liquidation is less than such limited partner's adjusted tax basis in his units, the limited partner will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such limited partner's adjusted tax basis in his units, the limited partner will recognize a capital gain to the extent of the excess. Because each limited partner paid a portion of syndication and formation costs upon entering the partnership, neither of which costs were deductible expenses, it is anticipated that liquidating distributions to limited partners will be less than such limited partners' bases in their partnership interests and thus will generate capital losses.



CAPITAL GAINS TAX

         Net long-term capital gains of individuals, trusts and estates generally will be taxed at a maximum rate of 20%, while ordinarily income, including income from the recapture of depletion, will be taxed at a maximum rate of 36% or 39.6%, depending on the taxpayer's taxable income. The amount of net capital losses, other than Section 1231 net losses that can be utilized to offset ordinary income will be limited to the sum of net capital gains from other sources recognized by the limited partner during the tax year, plus $3,000, or $1,500, in the case of a married individual filing a separate return. The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations. Corporations are taxed on net long-term capital gains at their ordinary Section 11 rates and are allowed to carry net capital losses back three years and forward five years.

PASSIVE LOSS LIMITATIONS

         Limited partners that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         A limited partner's allocable share of partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes. A limited partner's allocable share of any gain realized on sale of the partnership's net profits interest is expected to be characterized as portfolio income and may not offset, or be offset by, passive activity gains or losses.

         THE FOREGOING DISCUSSION IS INTENDED TO BE A SUMMARY OF THE MATERIAL INCOME TAX CONSIDERATIONS OF THE SALE OF PROPERTIES AND LIQUIDATION. EACH LIMITED PARTNER SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING ITS PARTICULAR TAX CIRCUMSTANCES AND THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.

                           FORWARD-LOOKING STATEMENTS

         Some of the information included in this proxy statement, any attachments and the documents incorporated by reference contain forward-looking statements. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as:

         o        future net revenues from production;

         o        estimations of oil and gas reserves;

         o        future cash distributions to investors in the partnership; and

         o        amounts  or  ranges  of  net   proceeds   from  sales  of  the
                  partnership's assets.

         These forward-looking statements are based on assumptions that Swift believes are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

         o fluctuations of the prices received or demand for oil and natural gas over time;

         o        uncertainty of reserve estimates;

         o        operating hazards;

         o        unexpected substantial variances in capital requirements;

         o        environmental matters; and

         o        general economic conditions.

         Other factors that could cause actual results to differ materially from those anticipated are discussed in the partnership's periodic filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 1998.

         When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this proxy statement, any attachment and the documents incorporated by reference. Swift will not update these forward-looking statements unless the securities laws require Swift to do so.

                                  OTHER MATTERS

ACCOUNTANTS

         Representatives of Arthur Andersen LLP, the partnership's independent public accountants, are not expected to attend the meeting.

INCORPORATION BY REFERENCE

         All subsequent documents filed by the partnership prior to the meeting pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 are hereby incorporated by reference.

                                GLOSSARY OF TERMS

         The following abbreviations and terms have the indicated meanings when used in this proxy statement:

BEHIND-PIPE RESERVES - Proved reserves that will not contribute to cash flows until recompletion projects have been implemented to place them into production. The impact of these recompletion projects will also be limited until the costs of implementation have been recovered. In general, it is not appropriate to bring behind-pipe reserves into production until the formation that is currently producing has been depleted. Premature recompletions can lead to permanent reductions in a well's proved reserves.

MCF - Thousand cubic feet of gas.

MCFE - Thousand cubic feet of gas equivalent, which is determined using the ratio of one barrel of oil, condensate, or gas liquids to 6 Mcf of gas.

MMBTU - Million British thermal units, which is a heating equivalent measure for gas and is an alternate measure of gas reserves, as opposed to Mcf, which is strictly a measure of gas volumes. Typically, prices quoted for gas are designated as price per MMBtu, the same basis on which gas is contracted for sale.

NET PROFITS INTEREST - An interest in oil and gas property which entitles the owner to a specified percentage share of the gross proceeds generated by such property, net of aggregate operating costs. Under the NP/OR Agreement or Net Profits Agreement, a pension partnership receives a Net Profits Interest entitling it to a specified percentage of the aggregate gross proceeds generated by, less the aggregate operating costs attributable to, those depths of all producing properties acquired pursuant to such agreement that are evaluated at the respective dates of acquisition to contain proved reserves, to the extent such depths underlie specified surface acreage.

NON-DEVELOPED RESERVES - Reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Therefore, significant additional expenditures are usually required before undeveloped reserves can be produced.

NP/OR AGREEMENT OR NET PROFITS AGREEMENT - The form of Net Profits and Overriding Royalty Interest Agreement or Net Profits Agreement entered into between a pension partnership and an operating partnership pursuant to which a pension partnership acquired a Net Profits Interest, or in certain instances various overriding royalty interests, from the operating partnership in a group of producing properties. The working interest in such group of properties is held by the operating partnership.

PRODUCING PROPERTIES - Properties (or interests in properties) producing oil and gas in commercial quantities. Producing Properties include associated well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production and field processing of oil or gas. Interests in Producing Properties may include working interests, production payments, Royalty Interests, Overriding Royalty Interest, Net Profits Interests and other non-operating interests. Producing Properties may include gas gathering lines or pipelines. The geographical limits of a Producing Property may be enlarged or contracted on the basis of subsequently acquired geological data to define the productive limits of a reservoir, or as a result of action by a regulatory agency employing such criteria as the regulatory agency may determine.

PROVED PRODUCING RESERVES - Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

PROVED RESERVES - Those quantities of crude oil, natural gas and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be reasonably expected to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods.

PV-10 VALUE - The estimate future net revenue to be generated from the production of proved reserves discounted to present value using an annual discount rate of 10%. These amounts are calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses, such as general and administrative expenses, debt service, future income tax expense, or depreciation, depletion, and amortization.

WORKING INTEREST - The operating interest under an oil, gas and mineral lease or other property interest covering a specific tract or tracts of land. The owner of a working interest has the right to explore for, drill and produce the oil, gas and other minerals covered by such lease or other property interest and the obligation to bear the costs of exploration, development, operation or maintenance applicable to that owner's interest.

                                 OTHER BUSINESS

         Swift does not intend to bring any other business before the meeting and has not been informed that any other matters are to be presented at the meeting by any other person.


                              SWIFT ENERGY COMPANY
                              as Managing General Partner of the Partnership

                              /s/ John R. Alden
                              ------------------------------------
                              John R. Alden
                              Secretary

                                  FORM OF PROXY
          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1989-1, LTD.


LIMITED PARTNER NUMBER:                   CONTROL NUMBER:
[Name and address of Limited Partner]     As an alternative to completing this
                                          proxy, you may vote by telephone at
                                          1-800-353-9962 (Except Joint Tenants)

                                          To fax your signed proxy, our fax
                                          number is 281-874-2818


             THIS PROXY IS SOLICITED BY THE MANAGING GENERAL PARTNER FOR A SPECIAL MEETING OF LIMITED PARTNERS TO BE HELD ON
                                 APRIL 25, 2000

         The undersigned hereby constitutes and appoints A. Earl Swift, Bruce H. Vincent, Terry E. Swift or John R. Alden, as duly authorized officers of Swift Energy Company, acting in its capacity as Managing General Partner of the partnership, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at a Special Meeting of Limited Partners of SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1989-1, LTD., to be held on April 25, 2000 at 4:00 p.m. Central Time, at 16825 Northchase Drive, Houston, Texas, and any adjournments thereof, and to vote as designated, on the matters specified below, the partnership units standing in the name of the undersigned on the books of the partnership (or which the undersigned may be entitled to vote) on the record date for the meeting with all powers the undersigned would possess if personally present at the meeting:


1)    The adoption of a proposal for the sale of substantially all of          FOR           AGAINST          ABSTAIN
      the assets of the partnership and the winding up and
      dissolution of the partnership.  (Note: The asset sale and the          -----           -----            -----
      dissolution comprise a single proposal, and a vote in favor of the proposal will constitute a vote in favor of each of these matters.)

2)    The granting of authority to extend the solicitation period by           FOR           AGAINST          ABSTAIN
      postponing the meeting.
                                                                              -----           -----            -----


      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE PROPOSALS.


      Receipt of the partnership's Notice of Special Meeting of Limited Partners and Proxy Statement dated March 1, 2000 is acknowledged.

                PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED,
           POSTAGE-PAID, PRE-ADDRESSED ENVELOPE BY APRIL 18, 2000.



SIGNATURE --------------------------------- DATE ------------------------------

SIGNATURE --------------------------------- DATE ------------------------------

             JOINT TENANTS - TO VOTE, ALL TENANTS MUST SIGN A PROXY; THEREFORE PROXIES FROM JOINT TENANTS WILL ONLY BE ACCEPTED BY MAIL OR
   FAX. THIS WILL ENABLE SWIFT TO VERIFY THAT ALL TENANTS ARE IN CONCURRENCE.

                            VOTING INSTRUCTION SHEET

                              TO VOTE BY TELEPHONE
                               CALL 1-800-353-9962




                     It's fast, convenient and your vote is
                        immediately confirmed and posted.


FOLLOW THE 6 EASY STEPS:

1.    Read the accompanying proxy statement.
2. Using a touch-tone telephone call the toll-free phone number.
3.    Follow the simple instructions.
4. Enter your 5-digit INVESTOR NUMBER, which is shaded in gray on the upper left of your Proxy above your name.
5. Enter your 5-digit CONTROL NUMBER, which is located in the gray shaded box in the upper right corner of your Proxy.
6. Enter your votes.

IF YOU OWN AN INTEREST IN MULTIPLE PARTNERSHIPS, PLEASE VOTE FOR THE PROPOSALS IN ALL PARTNERSHIPS YOU OWN.

       MAKE YOUR VOTE COUNT!!
                                 AND REMEMBER...
               DO NOT RETURN YOUR PROXY IF YOU VOTED BY TELEPHONE.

              IF YOU DO NOT VOTE BY PHONE, YOU MAY INSTEAD FAX YOUR
                  SIGNED PROXY TO OUR FAX NUMBER, 281-874-2818.